EXHIBIT 10.2

[Information indicated with brackets [***] has been omitted from this exhibit because it is not material and contains information that the Company treats as private or confidential.]

PFSI ISSUER TRUST – FMSR,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC LOAN SERVICES, LLC.,

as Administrator and as Servicer

and

GOLDMAN SACHS BANK USA,

as Administrative Agent

SERIES 2024-MSRVF1 INDENTURE SUPPLEMENT

Dated as of October 28, 2024

To

INDENTURE

Dated as of April 28, 2021

MSR COLLATERALIZED NOTES,
SERIES 2024-MSRVF1

- i -

THIS SERIES 2024-MSRVF1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of October 28, 2024, is made by and among PFSI ISSUER TRUST – FMSR, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), PENNYMAC LOAN SERVICES, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as administrator (the “Administrator”) and as servicer (the “Servicer”), and GOLDMAN SACHS BANK USA (“Goldman”), as Administrative Agent (as defined herein). This Indenture Supplement relates to and is executed pursuant to that certain Base Indenture supplemented hereby, dated as of April 28, 2021, including the schedules and exhibits thereto (as may be further amended, restated, supplemented, restated or otherwise modified from time to time, the “Base Indenture”), among the Issuer, PLS, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and Atlas Securitized Products, L.P., as Administrative Agent and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement, collectively referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture, and the rules of interpretation set forth in Section 1.2 of the Base Indenture shall apply equally herein.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Variable Funding Notes, the Series 2024-MSRVF1 Notes (as defined below). The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2024-MSRVF1 Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1.      Creation of the Series 2024-MSRVF1 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2024-MSRVF1 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “PFSI ISSUER TRUST – FMSR - MSR Collateralized Notes, Series 2024-MSRVF1 Notes” (the “Series 2024-MSRVF1 Notes”). The Series 2024-MSRVF1 Notes are rated and are not subordinate to any other Series of Notes. The Series 2024-MSRVF1 Notes are issued in one (1) Class of Variable Funding Notes (Class A-VF1) with the Maximum VFN Principal Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement. The Series 2024-MSRVF1 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2024-MSRVF1 Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein with respect to the Series 2024-MSRVF1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2.      Defined Terms.

With respect to the Series 2024-MSRVF1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Additional Note Payment” means a payment made by the Issuer to the Noteholder of the Series 2024-MSRVF1 Notes, using proceeds of an Optional Payment or a Margin Call Payment under the PC Repurchase Agreement to reduce the unpaid principal balance of the Series 2024-MSRVF1 Notes.

“Administrative Agent” means, for so long as the Series 2024-MSRVF1 Notes are Outstanding, (i) with respect to the provisions of this Indenture Supplement, Goldman Sachs Bank USA or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, Atlas Securitized Products, L.P., Goldman Sachs Bank USA and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rate” means, with respect to the Series 2024-MSRVF1 Notes, on any date of determination, [**]%, subject to amendment by mutual agreement of the Administrative Agent and the Administrator; provided, that, upon the occurrence of an Advance Rate Trigger 1 Event, the Advance Rate will decrease by [****]% until the Advance Rate Trigger 1 Event has been cured in all respects subject to the satisfaction of the Administrative Agent for two (2) consecutive months, at which point the Advance Rate, as applicable, will revert to [**]%; provided, further, that, upon the occurrence of an Advance Rate Trigger 2 Event, the Advance Rate will decrease by an additional [****]%, such that the cumulative decrease of the Advance Rate upon the occurrence of an Advance Rate Trigger 2 Event will be [****]% until the Advance Rate Trigger 2 Event has been cured in all respects subject to the satisfaction of the Administrative Agent for two (2) consecutive months, at which point the Advance Rate, as applicable, will be (x) if an Advance Rate Trigger 1 Event is then in effect, [**]%, and (y) if no Advance Rate Trigger 1 Event is then in effect, [**]%.

“Advisers Act” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Benchmark” means, with respect to any date of determination, Compounded SOFR or, if applicable, a Benchmark Replacement Rate. It is understood that the Benchmark shall be adjusted on a daily basis; provided, that, the Benchmark for the three (3) Business Days prior to the related Payment Date shall be fixed at the Benchmark for the third (3rd) Business Day prior to the related Payment Date.

“Benchmark Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, for any Interest Accrual Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent such Interest Accrual Period giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Administration Changes” means, with respect to the Benchmark (including any Benchmark Replacement Rate), any technical, administrative or operational changes (including without limitation changes to the timing and frequency of determining rates and making payments of interest, length of lookback periods, and other administrative matters as may be appropriate, in the sole and good faith discretion of Administrative Agent, to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Rate” means with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent, giving due consideration to (a) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated repurchase facilities and (ii) the related Benchmark Adjustment; provided that, no such Benchmark Replacement Rate as so determined would be less than [*]%. In connection with the implementation of a Benchmark Replacement Rate, the Administrative Agent will have the right to make Benchmark Administration Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Administration Changes will become effective without any further action or consent of any other party to Pricing Side Letter or any other Transaction Document.

“Benchmark Transition Event” means a determination by Administrative Agent in its sole and good faith discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Benchmark, (ii) the applicable Benchmark is permanently no longer in existence, (iii) continued implementation of the Benchmark is no longer administratively feasible or no significant market practice for the administration of the Benchmark exists, (iv) the Benchmark will not adequately and fairly reflect the cost to Noteholder of purchasing or maintaining the Note (including increases in the balance thereof) going forward or (v) the administrator of the applicable Benchmark or a Relevant Governmental Body having jurisdiction over Noteholder or Administrative Agent has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans or other extensions of credit.

“Benefit Plan Investor” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Class A-MSRVF1 Notes” means, the Variable Funding Notes, Class A-MSRVF1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Compounded SOFR” means the rate determined daily by the Administrative Agent, to be the “USD-SOFR-Compound” rate as defined in the ISDA Definitions; provided, however, that for purposes of such definition (i) the term “Calculation Period” means, with respect to any date on which a payment is due, the period beginning on and including five Business Days prior to the previous payment date and ending on and including the fifth Business Day before such payment date, and (ii) the term “Reset Date” means such payment date.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Issuance Date are located at Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, New York 10013, Attention: PFSI ISSUER TRUST – FMSR, and with respect to the Note Registrar, Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, New York 10013, Attention: PFSI ISSUER TRUST – FMSR, or, solely for purposes of transfers or exchanges of Notes, Citibank, N.A., 480 Washington Boulevard, 16th Floor, Jersey City, NJ 07310, Attn: Agency & Trust – PFSI ISSUER TRUST – FMSR.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2024-MSRVF1 Notes, [****]% per annum.

“Default Supplemental Fee” means for the Series 2024-MSRVF1 Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to the product of

(i) the Default Supplemental Fee Rate multiplied by

(ii)  the average daily Note Balance since the prior Payment Date of the Series 2024-MSRVF1 Notes multiplied by

(iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding such Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to the Series 2024-MSRVF1 Notes, [****]% per annum.

“Fee Letter” means any fee letter entered into with respect to this transaction between or among PLS (and/or any of its Affiliates) and any Buyer and/or the Administrative Agent.

“Fiduciary Rule” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, in the case of the Series 2024-MSRVF1 Notes, an amount determined by the Administrative Agent, the Issuer and the Administrator on the Issuance Date, which amount is set forth in an Issuer Certificate delivered to the Indenture Trustee. For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2024-MSRVF1 Notes.

“Interest Accrual Period” means, for the Series 2024-MSRVF1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2024-MSRVF1 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means with respect to the Series 2024-MSRVF1 Notes, the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means October 28, 2024.

“Margin” means with respect to the Series 2024-MSRVF1 Notes, a rate equal to [****]% per annum.

“Maximum VFN Principal Balance” means, for the Series 2024-MSRVF1 Notes, (i) $1,000,000,000, (ii) such other amount, calculated pursuant to a written agreement between the Administrator and the Administrative Agent or (iii) such lesser amount designated by the Administrator in accordance with the terms of the Base Indenture.

“Note Interest Rate” means, for the Series 2024-MSRVF1 Notes, with respect to any Interest Accrual Period, the sum of (a) the greater of (i) Benchmark (as determined by the Administrative Agent) and (ii) [****]% plus (b) the Margin.

“Note Rating Agency” means Kroll Bond Rating Agency, LLC.

“Plan Fiduciary” has the meaning assigned such term in Section 3 of this Indenture Supplement.

“PLS” has the meaning assigned to such term in the Preamble.

“Purchaser” means PLS as “purchaser” of the Notes.

“Redeemable Notes” has the meaning assigned to such term in Section 6 of this Indenture Supplement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Series 2024-MSRVF1 Notes” has the meaning assigned to such term in Section 1 of this Indenture Supplement.

“Series 2024-MSRVF1 Repurchase Agreement” means the Master Repurchase Agreement, dated as of October 28, 2024, among PLS FMSR VFN Funding LLC, as seller, PLS, as parent, VFN Repo Buyer, as a buyer, the other buyers from time to time party thereto, and Goldman, as administrative agent.

“Series Required Noteholders” means, for so long as the Series 2024-MSRVF1 Notes are Outstanding, Required Buyers. With respect to the Series 2024-MSRVF1 Notes, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by the VFN Repo Buyer, as the buyer of the Series 2024-MSRVF1 Notes under the Series 2024-MSRVF1 Repurchase Agreement.

“Series Reserve Required Amount” means, the Stop-Loss Cap Required Amount.

“Stated Maturity Date” means, for the Series 2024-MSRVF1 Notes, the date on which the Termination Date (as defined in the Series 2024-MSRVF1 Repurchase Agreement) occurs, which is subject to extension in accordance with the Series 2024-MSRVF1 Repurchase Agreement.

“Stop-Loss Cap Reserve Percentage” means the difference between (i) one (1) and (ii) a fraction, (A) the numerator of which is equal to the difference between (1) the maximum Servicer SDQ Rate of the related Level and (2) the actual Servicer SDQ Rate and (B) the denominator of which is equal to [**]% of the maximum Servicer SDQ Rate of the related Level.

“Stop-Loss Cap Required Amount” means, an amount equal to the difference between (1) the product of (x) the projected Stop Loss Cap calculated at the lower threshold of the subsequent Level and (y) the Stop-Loss Cap Reserve Percentage and (2) the current Stop-Loss Cap.

“Transaction Parties” has the meaning assigned to such term in Section 3 of this Indenture Supplement.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Adjustment.

“VFN Repo Buyer” means Goldman Sachs Bank USA and the other buyers named under the Series 2024-MSRVF1 Repurchase Agreement from time to time, and each of their permitted successors and assigns.

“WSFS” means Wilmington Savings Fund Society, FSB.

Section 3.      Form of the Series 2024-MSRVF1 Notes; Transfer Restrictions; Certain ERISA Considerations.

(a)            The Series 2024-MSRVF1 Notes shall only be issued in definitive, fully registered form and the form of the Rule 144A Definitive Note that may be used to evidence the Series 2024-MSRVF1 Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2. None of the Series 2024-MSRVF1 Notes shall be issued as Regulation S Notes nor shall any Series 2024-MSRVF1 Notes be sold in offshore transactions in reliance on Regulation S.

(b)            In addition to any transfer restrictions applicable to the Series 2024-MSRVF1 Notes or any interest therein set in the Base Indenture, a purchaser, transferee or holder of the Series 2024-MSRVF1 Notes or any interest therein that is a benefit plan investor as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (a “Benefit Plan Investor”) will be deemed to acknowledge and agree that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the Benefit Plan Investor’s acquisition of the Series 2024-MSRVF1 Notes.

Section 4.      Series Reserve Account; Stop-Loss Cap Required Amount.

In accordance with the terms and provisions of this Section 4 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a Series Reserve Account with respect to the Series 2024-MSRVF1 Notes (the “Series 2024-MSRVF1 Reserve Account”), which shall be an Eligible Account, for the benefit of the Series 2024-MSRVF1 Noteholders.

For each Payment Date, if an SDQ Event is in effect, the Issuer shall deposit into the Series 2024-MSRVF1 Reserve Account, any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in Series 2024-MSRVF1 Reserve Account on such day equals the Stop-Loss Cap Required Amount in accordance with Sections 4.4(a)(i) and 4.5(a)(1)(iv) of the Base Indenture. In addition, on any Payment Date where the amounts on deposit in the Series 2024-MSRVF1 Reserve Account exceeds the Stop-Loss Cap Required Amount, such excess amounts shall be released from the Series 2024-MSRVF1 Reserve Account and shall be considered part of Available Funds under the Base Indenture.

Section 5.      Interest Payment Amounts.

Prior to the occurrence and continuation of an Event of Default (as defined under the Series 2024-MSRVF1 Repurchase Agreement) under the Series 2024-MSRVF1 Repurchase Agreement, and in accordance with Section 6.12(b) of the PC Repurchase Agreement, (i) PLS shall be permitted to offset, net, withdraw, or direct the withdrawal of the Interest Payment Amount on the Series 2024-MSRVF1 Notes; and (ii) the estimated Price Differential owed under the Series 2024-MSRVF1 Repurchase Agreement on the next Payment Date shall be subject to a true up of the amount determined by the Administrative Agent and delivered to the Indenture Trustee one (1) day prior to the related Payment Date. The Administrator shall report the calculation of the Interest Payment Amount for the Interest Accrual Period preceding a Payment Date for inclusion in the report set forth in Section 3.1 of the Base Indenture two (2) Business Days prior to each Payment Date.

Section 6.      Payments; Note Balance Increases; Early Maturity.

(a)            Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2024-MSRVF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture. The initial Payment Date for the Series 2024-MSRVF1 Notes is November 28, 2024.

(b)            The Paying Agent shall make payments of principal on the Series 2024-MSRVF1 Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5 of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2024-MSRVF1 Notes). Such payments shall be made to Goldman, as Administrative Agent, at the wire instructions set forth on Schedule 1 hereto. The Note Balance of the Series 2024-MSRVF1 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance.

(c)            Any payments of principal allocated to the Series 2024-MSRVF1 Notes during a Full Amortization Period shall be applied to the Class A-MSRVF1 Notes until their VFN Principal Balance has been reduced to zero.

(d)            The parties hereto acknowledge that the Series 2024-MSRVF1 Note will be financed by the VFN Repo Buyers under the Series 2024-MSRVF1 Repurchase Agreement, pursuant to which PLS will contribute its rights associated with the Series 2024-VF1 Note to its wholly-owned special purpose subsidiary and cause such subsidiary to sell all its rights, title and interest in the Series 2024-MSRVF1 Note to the VFN Repo Buyers. The parties hereto acknowledge that with respect to the Series 2024-MSRVF1 Note, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by the VFN Repo Buyers, as the buyers of the Series 2024-MSRVF1 Note under the Series 2024-MSRVF1 Repurchase Agreement. Subject to the foregoing, the Administrative Agent and the Issuer further confirm that the Series 2024-MSRVF1 Note issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “GOLDMAN SACHS BANK USA, solely in its capacity as Administrative Agent on behalf of the VFN Repo Buyers. The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2024-MSRVF1 Note in the name of “GOLDMAN SACHS BANK USA, solely in its capacity as Administrative Agent on behalf of the VFN Repo Buyers. During the Revolving Period, on each Interim Payment Date and each Payment Date, in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture, the owner of the Owner Trust Certificate may make Additional Note Payments to the Noteholder of the Series 2024-MSRVF1 Notes. Such Additional Note Payments shall be applied to reduce the unpaid principal balance of the Series 2024-MSRVF1 Notes.

(e)            Notwithstanding anything to the contrary herein or in Section 4.3(b)(i) of the Base Indenture, the VFN Principal Balance of the Series 2024-MSRVF1 Notes may be adjusted to reduce the VFN Principal Balance thereof by the Administrator in accordance with a VFN Note Balance Adjustment Request, on behalf of the Issuer, without making any payment on the Series 2024-MSRVF1 Notes with the written consent of the Administrative Agent (which may be provided electronically).

Section 7.      Optional Redemption.

The Issuer may, at any time, subject to Section 13.1 of the Base Indenture, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Indenture Trustee and the Noteholders of the Series 2024-MSRVF1 Notes redeem in whole or in part (so long as, in the case of any partial redemption, the Series 2024-MSRVF1 Notes are redeemed on a pro rata basis based on their related Note Balances) and/or terminate and cause the retirement of the Series 2024-MSRVF1 Notes. In anticipation of a redemption of the Series 2024-MSRVF1 Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve all or a portion of the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Series 2024-MSRVF1 Notes, on the last day of their Revolving Period. Any supplement to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of any of the Series 2024-MSRVF1 Notes or of any other Notes issued under the Base Indenture (but with satisfaction of other requirements for amendments entered into without Noteholder consent). Any Notes issued in replacement for the Series 2024-MSRVF1 Notes will have the same rights and privileges as the Class of Series 2024-MSRVF1 Notes that were refinanced with the related proceeds thereof; provided, such replacement Notes may have different Stated Maturity Dates and different Note Interest Rates.

Section 8.      Determination of Note Interest Rate and Benchmark.

(a)            Two (2) Business Days immediately preceding the related Payment Date, the Administrative Agent will provide to the Calculation Agent the Benchmark for each day of the related Interest Accrual Period for the Series 2024-MSRVF1 Notes on the basis of the procedures specified in the definition of Benchmark.

(b)            The Calculation Agent shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2024-MSRVF1 Notes on each Payment Date, and include a report of such amount in the related Payment Date Report.

(c)            The establishment of the Benchmark by the Administrative Agent and the Calculation Agent’s subsequent calculation of the Note Interest Rate and the Interest Payment Amount on the Series 2024-MSRVF1 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

(d)            For purposes of calculating the Required Reserve Amount under the PC Repurchase Agreement, the “Pricing Rate” with respect to any “MRA Payment Date” thereunder will be calculated using the Benchmark as reported by the Administrative Agent for the immediately preceding Payment Date.

Section 9.      Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2024-MSRVF1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including those conditions precedent set forth in Section 6.10(b) of the Base Indenture and Article XII thereof, as applicable, to the issuance of the Series 2024-MSRVF1 Notes have been satisfied or waived in accordance with the terms thereof.

Section 10.      Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

The Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

PLS hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of PLS to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body,

Section 11.      Amendments.

(a)            Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of the Series 2024-MSRVF1 Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Tax Opinion (unless delivery of such Issuer Tax Opinion is waived by the Series Required Noteholders) and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or in any other Transaction Document; or (ii) to amend any other provision of this Indenture Supplement. For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer. This Indenture Supplement may be otherwise amended or otherwise modified from time to time in a written agreement among (i) 100% of the Noteholders of the Series 2024-MSRVF1 Notes, the Issuer, the Administrator, the Administrative Agent, the Indenture Trustee and subject to the immediately preceding sentence, the Servicer.

(b)            Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, except for amendments otherwise permitted as described in Sections 12.1 or 12.2 of the Base Indenture and in the immediately preceding paragraph, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders in respect of the Series 2024-MSRVF1 Notes, supplement, amend or revise any term or provision of this Indenture Supplement.

(c)            For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(d)            Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 12.      Counterparts.

This Indenture Supplement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Indenture Supplement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each party to this Indenture Supplement hereby consents to the use of any secure third party electronic signature capture service providers (including, without limitation, DocuSign), as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature. Delivery of an executed counterpart of a signature page to this Indenture Supplement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture Supplement.

Section 13.      Fundings

As permitted by Section 4.3(b) of the Base Indenture, VFN Draws between the Series 2024-MSRVF1 Notes and Series 2021-MSRVF1 Notes need not be made on a pro rata basis.

Section 14.      Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 15.      Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2024-MSRVF1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2024-MSRVF1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2024-MSRVF1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2024-MSRVF1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2024-MSRVF1 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 15 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, including the PC Repo Guaranty and the VFN Repo Guaranty or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2024-MSRVF1 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 15 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2024-MSRVF1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that to the extent and so long as the outstanding Series 2024-MSRVF1 Notes are Retained Notes, such Series 2024-MSRVF1 Notes shall be disregarded for U.S. federal income tax purposes. In furtherance of such intent, for so long as the outstanding Series 2024-MSRVF1 Notes are Retained Notes that are treated as disregarded for U.S. federal income tax purposes from PLS, PLS shall not have the right to enforce payment under any provision in such Series 2024-MSRVF1 Notes providing for liability of the Issuer.

Section 16.      Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by WSFS, not individually or personally but solely as owner trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it thereunder, (b) each of the representations, warranties, undertakings, obligations and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings, obligations and agreements by WSFS (individually, or as Owner Trustee) but is made and intended for the purpose of binding only, and is binding only on, the Issuer, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, or as Owner Trustee, to perform any covenant or obligation if the Issuer, either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made and will make no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Indenture Supplement, (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness, indemnities, fees, costs or expenses of the Issuer or be liable for the performance, breach or failure of any duty, obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or any other Transaction Documents, as to all of which recourse shall be had solely to the assets of the Issuer, and (f) WSFS shall have all the rights, privileges, indemnities and immunities as are set forth in the Trust Agreement.

Section 17.      Note Rating Agency.

As of the date hereof, the Series 2024-MSRVF1 Notes are rated “BBB” by the Note Rating Agency.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PFSI ISSUER TRUST – FMSR, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska
Name: Mark H. Brzoska
Title: Vice President

Signature Page to MSR Series 2024-MSRVF1 Indenture Supplement

PFSI ISSUER TRUST – FMSR

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Valerie Delgado
Name: Valerie Delgado
Title: Senior Trust Officer

Signature Page to MSR Series 2024-MSRVF1 Indenture Supplement

PFSI ISSUER TRUST – FMSR

PENNYMAC LOAN SERVICES, LLC, as Administrator and as Servicer

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

Signature Page to MSR Series 2024-MSRVF1 Indenture Supplement

PFSI ISSUER TRUST – FMSR

GOLDMAN SACHS BANK USA,
as Administrative Agent

By:	/s/ Joseph Grathwohl
Name: Joseph Grathwohl
Title: Authorized Signatory

Signature Page to MSR Series 2024-MSRVF1 Indenture Supplement

PFSI ISSUER TRUST – FMSR

SCHEDULE 1

Wiring Instructions

Bank Name:	CITIBANK N.A.
ABA #:	021000089
Acct. Name:	GOLDMAN SACHS BANK USA
Account #:	[********]
Reference:	PLS FNMA MSR

Signature Page to MSR Series 2024-MSRVF1 Indenture Supplement

PFSI ISSUER TRUST – FMSR